Exhibit 10.1

6 November 2007

Mr JJ Haley
President and Chief Executive Officer
Watson Wyatt Worldwide, Inc
901 N. Glebe Road
Arlington, VA 22203

Dear John

Contingent Stock

In accordance with Schedule 7 to the Business Transfer Agreement (“BTA”), we hereby confirm that we agree the Purchaser’s determination of the 2007 Net Revenue and the
2007 Aggregate Staff Costs.  Since it falls 40 Business Days after the date on which a statement of the aforementioned amounts was delivered to Ringley House LLP, today,
November 6, 2007, becomes the Final Determination Date for the purposes of the BTA.

According to Clause 4.4 of the BTA, Watson Wyatt Worldwide, Inc is required to issue the Contingent Stock within 10 Business Days of today’s date - that is, by Tuesday
November 20, 2007. However, we have requested that the issue of the Contingent Stock be deferred until on or after 14 April 2008, and accordingly we agree that this provision of the BTA should be waived and replaced by a requirement to issue the Contingent
Stock not later than 30 April 2008.

We confirm that former Main Partners are aware that they will not be entitled to dividends on the Contingent Stock until it is issued, and that this will apply regardless of the dividend policy of Watson Wyatt Worldwide, Inc.

For and on behalf of Ringley House LLP,

/s/Nick Drumbeck	/s/ Ian Skinner

Nick Dumbreck	Ian Skinner
Designated Member	Designated Member

Ringley House LLP
Watson House, London Road, Reigate, Surrey RH2 9PQ, UK\+44(0)1737 241144 Telephone\+44 (0)1737 241496 Fax

Ringley House LLP is a limited liability partnership registered in England and Wales
Registration number: OC 301975, Registered address: Watson House, London Road, Reigate, Surrey RH2 9PQ.